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                                                                     Exhibit 4.6



                                 CARESIDE, INC.

                                    FORM OF
                                PURCHASE WARRANT

                                   Issued To:

                        PAULSON INVESTMENT COMPANY, INC.


                            Exercisable To Purchase

                                 200,000 Units

                                       of

                                 CARESIDE, Inc.

                          Void after           , 2004
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     THIS IS TO CERTIFY THAT, FOR VALUE RECEIVED AND SUBJECT TO THE TERMS AND
CONDITIONS SET FORTH BELOW, THE WARRANTHOLDER (HEREINAFTER DEFINED) IS ENTITLED TO PURCHASE, AND THE COMPANY (HEREINAFTER DEFINED) PROMISES AND AGREES TO SELL AND ISSUE TO THE WARRANTHOLDER, AT ANY TIME ON OR AFTER THE FIRST ANNIVERSARY OF THE EFFECTIVE DATE (HEREINAFTER DEFINED) AND ON OR BEFORE THE FIFTH ANNIVERSARY OF THE EFFECTIVE DATE, UP TO 200,000 UNITS (HEREINAFTER DEFINED) AT THE EXERCISE PRICE (HEREINAFTER DEFINED).

     This Warrant Certificate is issued subject to the following terms and conditions:

     1. Definitions of Certain Terms.  Except as may be otherwise clearly
        ----------------------------
required by the context, the following terms have the following meanings:

   (a)  "Act" means the Securities Act of 1933, as amended.

   (b) "Cashless Exercise" means an exercise of Warrants in which, in lieu of payment of the Exercise Price, the Holder elects to receive a lesser number of Securities such that the value of the number of Securities that such Holder agrees not to receive, as determined by the closing price of such Securities on the date of exercise or, if such date is not a trading day, on the prior trading day, is equal to the Exercise Price with respect to such exercise. A Holder may only elect a Cashless Exercise if the Securities issuable by the Company on such exercise are publicly traded securities.

   (c)  "Closing Date" means the date on which the Offering is closed.

   (d)  "Commission" means the Securities and Exchange Commission.

   (e) "Common Stock" means the common stock, $.01 par value per share, of the Company.

   (f)  "Company" means Careside, Inc., a Delaware corporation.

   (g) "Company's Expenses" means any and all expenses payable by the Company or the Warrantholder, (subject to the terms, conditions and limitations set forth in the Underwriting Agreement), in connection with the offering described in Section 6 hereof, except Warrantholder's Expenses .

   (h) "Effective Date" means the date on which the Company's Registration Statement is declared effective by the Commission.

   (i) "Exercise Price" means the price at which the Warrantholder may purchase one Unit upon exercise of Warrants as determined from time to time pursuant to the provisions hereof. The initial Exercise Price is $[120% of the initial public offering price of the Units].

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   (j) "Offering" means the initial public offering of Units made pursuant to the Registration Statement.

   (k) "Participating Underwriter" means any underwriter participating in the sale of the Securities pursuant to the Registration Statement.

   (l) "Registration Statement" means the Company's registration statement on Form S-1 (File No. 333-69207), including, without limitation, all pre-effective and post-effective amendments and supplements thereto.

   (m) "Rules and Regulations" means the rules and regulations of the Commission adopted under the Act.

   (n) "Securities" means the securities obtained or obtainable upon exercise of the Warrant or securities obtained or obtainable upon exercise, exchange, or conversion of such securities.

   (o) "Underwriting Agreement" means the underwriting agreement dated [June 15], 1999 between the Company and the underwriters listed on Schedule I thereto entered into in connection with the Offering.

   (p)  "Unit" means one share of Common Stock and one Unit Warrant.

   (q) "Unit Warrant" means a warrant to purchase one share of Common Stock issued pursuant to the Warrant Agreement.

   (r) "Warrant" means the warrant evidenced by this Warrant Certificate or any certificate obtained upon transfer or partial exercise of the Warrant evidenced by any such certificate.

   (s) "Warrant Agreement" means that certain Warrant Agreement, dated as of ____, 1999, by and between the Company and American Stock Transfer & Trust Company.

   (t) "Warrantholder" means a record holder of the Warrant or Securities. The initial Warrantholder is Paulson Investment Company, Inc.

   (u) "Warrantholder's Expenses" means the sum of (i) the aggregate amount of cash payments made to an underwriter, underwriting syndicate, or agent in connection with an offering described in Section 6 hereof multiplied by a fraction, the numerator of which is the aggregate sales price of the Securities sold by such underwriter, underwriting syndicate, or agent in such offering and the denominator of which is the aggregate sales price of all of the securities sold by such underwriter, underwriting syndicate, or agent in such offering and (ii) all out-of-pocket expenses of the Warrantholder, except for the fees and disbursements of one firm retained as legal counsel for the Warrantholder that will be paid by the Company.

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     2. Exercise of Warrants.  All or any part of the Warrant may be exercised
        --------------------
commencing on the first anniversary of the Effective Date and ending at 5 p.m. Eastern Standard time on the fifth anniversary of the Effective Date by surrendering this Warrant Certificate, together with appropriate instructions, duly executed by the Warrantholder or by its duly authorized attorney, at the office of the Company, 6100 Bristol Parkway, Culver City, California 90230, or at such other office or agency as the Company may designate. The date on which such instructions are received by the Company shall be the date of exercise. If the Holder has elected a Cashless Exercise, such instructions shall so state. Upon receipt of notice of exercise, the Company shall immediately instruct its transfer agent to prepare certificates for the Securities to be received by the Warrantholder upon completion of the Warrant exercise. When such certificates are prepared, the Company shall notify the Warrantholder and deliver such certificates to the Warrantholder or as per the Warrantholder's instructions immediately upon payment in full by the Warrantholder, in lawful money of the United States, of the Exercise Price payable with respect to the Securities being purchased, if any. If the Warrantholder shall represent and warrant that all applicable registration and prospectus delivery requirements for sale of the Securities received upon exercise of the Warrant have been complied with, upon sale of such Securities the certificates for the Securities shall not bear a legend with respect to the Act.

     If fewer than all the Securities purchasable under the Warrant are purchased, the Company will, upon such partial exercise, execute and deliver to the Warrantholder a new Warrant Certificate (dated the date hereof), in form and tenor similar to this Warrant Certificate, evidencing that portion of the Warrant not exercised. The Securities to be obtained on exercise of the Warrant will be deemed to have been issued, and any person exercising the Warrants will be deemed to have become a holder of record of those Securities, as of the date of payment of the Exercise Price.

     3. Adjustments in Certain Events.  The number, class, and price of the
        -----------------------------
Securities are subject to adjustment from time to time upon the happening of certain events as follows:

   (a) If the outstanding shares of Common Stock are divided into a greater number of shares or a dividend in stock is paid on the Common Stock, the number of shares of Securities for which the Warrant is then exercisable will be proportionately increased and the Exercise Price will be proportionately reduced; and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of Securities for which the Warrant is then exercisable will be proportionately reduced and the Exercise Price will be proportionately increased. The increases and reductions provided for in this subsection 3(a) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise will be affected by any event described in this subsection 3(a).

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   (b)  In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, sale of substantially all the capital stock or assets of the Company, or other change in the capital structure of the Company, then, as a condition of such change, lawful and adequate provision will be made so that the Warrantholder will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which such Warrantholder would have been entitled if, immediately prior to such event, such Warrantholder had held the number of shares of Common Stock obtainable upon the exercise of the Warrant (without regard to the Cashless Exercise provisions hereof). In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the holder of this Warrant Certificate, if not the Company, agrees to be bound by and comply with the provisions of this Warrant Certificate.

   (c) When any adjustment is required to be made in the number of shares of Common Stock, other securities, or the property purchasable upon exercise of the Warrant, the Company will (i) promptly determine the new number of such shares or other securities or property purchasable upon exercise of the Warrant, (ii) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of such shares or other securities or property purchasable upon exercise of the Warrant and (iii) cause a copy of such statement to be mailed to the Warrantholder within thirty (30) days after the date of the event giving rise to the adjustment.

   (d) No fractional shares of Common Stock or other securities will be issued in connection with the exercise of the Warrant, but the Company will pay, in lieu of fractional shares, a cash payment therefor on the basis of the mean between the bid and asked prices of the Common Stock in the over-the-counter market or the closing price on a national securities exchange on the day immediately prior to exercise.

   (e) If securities of the Company or securities of any subsidiary of the Company are distributed pro rata to holders of Common Stock, such number of securities will be distributed to the Warrantholder or his assignee upon exercise of his rights hereunder as such Warrantholder or assignee would have been entitled to if this Warrant had been exercised prior to the record date for such distribution. The provisions with respect to adjustment of the Common Stock provided in this Section 3 will also apply to the securities to which the Warrantholder or his assignee is entitled under this subsection 3(e).

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   (f)  Notwithstanding anything herein to the contrary, there will be no adjustment made hereunder on account of the sale of the Common Stock or other Securities purchasable upon exercise of the Warrant.

     4. Reservation of Securities.  The Company agrees that the number of shares
        -------------------------
of Common Stock or other Securities sufficient to provide for the exercise of the Warrant (and of the warrants received upon exercise of the Warrant) upon the basis set forth above will at all times during the term of the Warrant be reserved for exercise.

     5. Validity of Securities.  All Securities delivered upon the exercise of
        ----------------------
the Warrant will be duly and validly issued in accordance with their terms, and the Company will pay all documentary and transfer taxes, if any, in respect of the original issuance thereof upon exercise of the Warrant.

     6. Registration of Securities Issuable On Exercise of Warrant.
        ----------------------------------------------------------

   (a) The Company will register the Securities with the Commission on the Registration Statement so as to allow the unrestricted sale of the Securities to the public from time to time commencing on the first anniversary of the Effective Date and ending at 5:00 p.m. Eastern Daylight time on the fifth anniversary of the Effective Date (the "Registration Period"). The Company will also file such applications and other documents necessary to permit the sale of the Securities to the public during the Registration Period in those states in which the Units were qualified for sale in the Offering or such other states as the Company and the Warrantholder agree.

   (b) Subject to the terms and conditions of the Underwriting Agreement, the Company will pay all of the Company's Expenses and each Warrantholder will pay its pro rata share of the Warrantholder's Expenses relating to the registration, offer, and sale of the Securities.

   (c) The Company will file such post-effective amendments and supplements as may be necessary to maintain the currency of the Registration Statement until the end of the Registration Period. In addition, if the Warrantholder participating in the registration is advised by counsel that the Registration Statement, in its reasonable opinion, is deficient in any material respect, the Company will use its best efforts to cause the Registration Statement to be amended to eliminate the concerns raised.

   (d) The Company will furnish to the Warrantholder the number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of Securities owned by it.

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     7. Indemnification in Connection with Registration.
        -----------------------------------------------

     (a) With respect to any Securities that are registered, the Company will indemnify and hold harmless each selling Warrantholder, any person who controls any selling Warrantholder within the meaning of the Act, and any Participating Underwriter against any losses, claims, damages, or liabilities, joint or several, to which any Warrantholder, controlling person, or Participating Underwriter may be subject under the Act or otherwise, and it will reimburse each Warrantholder, each controlling person, and each Participating Underwriter for any legal or other expenses reasonably incurred by the Warrantholder, controlling person, or Participating Underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action, insofar as such losses, claims, damages, or liabilities, joint or several (or actions in respect thereof), arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in the Registration Statement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the
                                                    -------- ---------
     Company will not be liable in any case to the extent that any loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, in reliance upon and in conformity with written information furnished by or on behalf of a Warrantholder for use in the preparation thereof; provided further, however, that the indemnification
                          ----------------  -------
     included in this subsection 7(a) with respect to any Registration Statement which contains a preliminary prospectus shall not inure to the benefit of any Warrantholder, controlling person or Participating Underwriter on account of any such loss, claim, damage or liability arising from the sale of the Warrants by such Warrantholder, controlling person or Participating Underwriter to any person if a copy of the prospectus contained in a Registration Statement which is first filed with the Commission pursuant to Rule 424(b) under the Act, as amended or supplemented (the "Prospectus"), shall not have been delivered or sent to such person within the time required by the Act, and the untrue statement or alleged untrue statement or omission or alleged omission made in such preliminary prospectus was corrected in the Prospectus, provided the Company has delivered sufficient quantities of the Prospectus to the Warrantholders, controlling persons or Participating Underwriters. The indemnity agreement contained in this subsection 7(a) will not apply to amounts paid to any claimant in settlement of any suit or claim unless such payment is first approved by the Company, such approval not to be unreasonably withheld.

     (b) Each selling Warrantholder will indemnify and hold harmless the Company, and each of its directors and officers who have signed the Registration Statement or other filing with respect thereto or any amendment or supplement thereto, and any person who controls the Company within the meaning of the Act in connection therewith, against any losses, claims, damages, or liabilities to which the Company or any such director, officer,

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

     or controlling person may become subject under the Act or otherwise, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said Registration Statement or other filing related thereto, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said Registration Statement or other filing, or amendment or supplement, in reliance upon and in conformity with written information furnished by such Warrantholder for use in the preparation thereof; provided, however, that the indemnity agreement
                          --------  -------
     contained in this subsection 7(b) will not apply to amounts paid to any claimant in settlement of any suit or claim unless such payment is first approved by the Warrantholder, such approval not to be unreasonably withheld.

     (c) Promptly after receipt by an indemnified party under subsections 7(a) or 7(b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under subsections 7(a) and 7(b).

     (d) If any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and assume, to the extent that it may wish, jointly with any other indemnifying party similarly notified, the defense thereof, with counsel satisfactory to such indemnified party; and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     8. Restrictions on Transfer. This Warrant Certificate and the Warrant may
        ------------------------
not be sold, transferred, assigned or hypothecated for a one-year period after the Effective Date except to underwriters of the Offering or to individuals who are either a partner or an officer of such an underwriter or by will or by operation of law. The Warrant may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates evidencing the same aggregate number of Warrants.

     9. No Rights as a Shareholder.  Except as otherwise provided herein, the
        --------------------------
Warrantholder will not, by virtue of ownership of the Warrant, be entitled to any rights of a shareholder of the

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Company but will, upon written request to the Company, be entitled to receive such quarterly or annual reports as the Company distributes to its shareholders.

     10. Notice.  Any notices required or permitted to be given hereunder will
         ------
be in writing and may be served personally or by mail; and if served will be addressed as follows:

       If to the Company:

       Careside, Inc.
       6100 Bristol Parkway
       Culver City, California 90230
       Attn: Chief Executive Officer

       If to the Warrantholder:

       at the address furnished by the Warrantholder to the Company for the purpose of notice.

Any notice so given by mail will be deemed effectively given 48 hours after mailing when deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed as specified above. Any party may, by written notice to the other, specify a different address for notice purposes.

     11. Applicable Law.  This Warrant Certificate will be governed by and
         --------------
construed in accordance with the laws of the State of New York, without reference to conflict of laws principles thereunder. All disputes relating to this Warrant Certificate shall be tried before the courts of Oregon located in Multnomah County, Oregon to the exclusion of all other courts that might have jurisdiction.

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

Dated as of  , 1999



CARESIDE, INC.


--------------------------------
By: W. Vickery Stoughton
Chief Executive Officer

Agreed and Accepted as of  , 1999

PAULSON INVESTMENT COMPANY, INC.


--------------------------------
By: Lorraine Maxfield
Senior Vice President -- Research

TRADOCS: 1201847.2 (prcn02!.doc)

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